EXHIBIT 99.1
PRESS RELEASE
Contacts:
James E. Green, Executive Vice President, Corporate Affairs
423-989-8125
David E. Robinson, Senior Director, Corporate Affairs
423-989-7045
FOR IMMEDIATE RELEASE
KING PHARMACEUTICALS REPORTS
SECOND-QUARTER 2007 FINANCIAL RESULTS
BRISTOL, TENNESSEE, August 7, 2007 — King Pharmaceuticals, Inc. (NYSE:KG) announced today that total revenues increased 9% to a record high $543 million during the second quarter ended June 30, 2007, compared to $500 million in the second quarter of 2006. Reported net income equaled $65 million and diluted income per share equaled $0.26 during the second quarter of 2007, compared to net earnings of $111 million and diluted earnings per share of $0.46 in the second quarter of the prior year. Excluding special items, net earnings equaled $117 million and diluted earnings per share equaled $0.48 during the second quarter ended June 30, 2007, compared to net earnings of $112 million and diluted earnings per share of $0.46 in the second quarter of 2006.
Brian A. Markison, Chairman, President and Chief Executive Officer of King, stated, “During the second quarter of 2007, we continued to deliver solid financial results and advance several promising product opportunities in our development pipeline. Importantly, we, together with our partner Pain Therapeutics, Inc. (NASDAQ: PTIE), recently announced the completion of patient enrollment in the pivotal Phase III clinical trial for REMOXY™ (long acting oral oxycodone), our lead investigational product for moderate to severe pain. REMOXY™’s sustained release formulation has the potential to reduce the improper and often intentional accelerated release of oxycodone through crushing, heating, or dissolution in alcohol that is reported with respect to other long acting opioids.”
Mr. Markison continued, “We also recently announced positive results from our Phase III clinical trial evaluating our ALTACE® (ramipril) diuretic combination product, and expect to file a New Drug Application for this product in the second half of this year. Another important R&D accomplishment is the recent initiation of our Phase II clinical trial program evaluating the safety and efficacy of T-62, a potential major advance in the treatment of neuropathic pain.”
Mr. Markison concluded, “In addition to the significant advancements we are making with our new product pipeline, we are also continuing to evaluate many business development opportunities and remain committed to executing our strategy to provide long-term growth for our shareholders.”
As of June 30, 2007, the Company’s cash and cash equivalents and investments in debt securities totaled approximately $923 million. King generated strong cash flow from operations of $145 million during the second quarter of 2007.
Net revenue from branded pharmaceuticals totaled $467 million for the second quarter of 2007, an 11% increase from $419 million during the second quarter of 2006.

ALTACE® net sales totaled $163 million during the second quarter of 2007, compared to $154 million during the second quarter of 2006.
Net sales of SKELAXIN® (metaxalone) totaled $108 million during the second quarter of 2007, an increase of 11% compared to $97 million during the same period of the prior year.
THROMBIN-JMI® (thrombin, topical, bovine, USP) net sales totaled $65 million during the second quarter of 2007, compared to $62 million during the second quarter of 2006.
Net sales of AVINZA® (morphine sulfate extended release) totaled $35 million during the second quarter of 2007. The Company acquired AVINZA® in February 2007.
Net sales of SONATA® (zaleplon) totaled $17 million during the second quarter of 2007, compared to $24 million during the second quarter of the prior year.
LEVOXYL® (levothyroxine sodium tablets, USP) net sales decreased to $26 million during the second quarter ended June 30, 2007 from $29 million during the second quarter of 2006.
King’s Meridian Medical Technologies business contributed revenue totaling $51 million during the second quarter of 2007, compared to $54 million during the same period of the prior year.
Royalty revenues, derived primarily from ADENOSCAN® (adenosine), totaled $20 million during the second quarter ended June 30, 2007. For the second quarter ended June 30, 2007, net revenue from contract manufacturing equaled $3 million.
Webcast Information
King will conduct a webcast today which may include discussion of the Company’s marketed products, pipeline, strategy for growth, financial results and expectations, and other matters relating to its business. Interested persons may listen to the webcast on Tuesday, August 7, 2007, at 11:00 a.m., E.D.T., by clicking the following link to register and then joining the live event with the same URL:
http://www.kingpharm.com/web_casts.asp
If you are unable to participate during the live event, the webcast will be archived on King’s web site at the same link for not less than 14 days after the webcast.
About Special Items
Under Generally Accepted Accounting Principles (“GAAP”), reported “net earnings” and “diluted earnings per share” include special items. In addition to the reported results determined in accordance with GAAP, King provides its net earnings and diluted earnings per share results for the second quarters and six months ended June 30, 2007 and 2006, excluding special items.

These non-GAAP financial measures exclude special items which are those particular material income or expense items that King considers to be unrelated to the Company’s ongoing, underlying business, non-recurring, or not generally predictable. Such items include, but are not limited to, merger and restructuring expenses; non-capitalized expenses associated with acquisitions, such as in-process research and development charges and one-time inventory valuation adjustment charges; charges resulting from the early extinguishment of debt; asset impairment charges; expenses of drug recalls; and gains and losses resulting from the divestiture of assets. King believes the identification of special items enhances the analysis of the Company’s ongoing, underlying business and the analysis of the Company’s financial results when comparing those results to that of a previous or subsequent like period. However, it should be noted that the determination of whether to classify an item as a special item involves judgments by King’s management. A reconciliation of non-GAAP financial measures referenced herein and King’s reported financial results determined in accordance with GAAP is provided below.
About King Pharmaceuticals
King, headquartered in Bristol, Tennessee, is a vertically integrated branded pharmaceutical company. King, an S&P 500 Index company, seeks to capitalize on opportunities in the pharmaceutical industry through the development, including through in-licensing arrangements and acquisitions, of novel branded prescription pharmaceutical products in attractive markets and the strategic acquisition of branded products that can benefit from focused promotion and marketing and product life-cycle management.
Forward-looking Statements
This release contains forward-looking statements which reflect management’s current views of future events and operations, including, but not limited to, statements pertaining to the Company’s plan to file a New Drug Application this year with respect to the ALTACE® combination product; statements pertaining to the Company’s plan to continue evaluating business development opportunities and commitment to executing its long-term growth strategy; and statements pertaining to the Company’s planned webcast to discuss its second-quarter 2007 results. These forward-looking statements involve certain significant risks and uncertainties, and actual results may differ materially from the forward-looking statements. Some important factors which may cause actual results to differ materially from the forward-looking statements include dependence on King’s ability to file the New Drug Application as planned; dependence on King’s ability to continue to acquire branded products, including products in development; dependence on King’s ability to continue to successfully execute the Company’s strategy and to continue to capitalize on strategic opportunities in the future for sustained long-term growth; dependence on King’s ability to successfully integrate its acquisitions; dependence on the Company’s ability to continue to advance the development of its pipeline products as planned; dependence on the high cost and uncertainty of research, clinical trials, and other development activities involving pharmaceutical products in which King has an interest; dependence on the unpredictability of the duration and results of the U.S. Food and Drug Administration’s (“FDA”) review of Investigational New Drug applications (“IND”), New Drug Applications (“NDA”), and Abbreviated New Drug Applications (“ANDA”) and/or the review of other regulatory agencies worldwide that relate to those projects; dependence on the availability and cost of raw materials; dependence on no material interruptions in supply by contract manufacturers of King’s products; dependence on the potential effect on sales of the Company’s existing branded pharmaceutical products as a result of the potential development and approval of a generic substitute for any such product or other new competitive products; dependence on the potential effect of future acquisitions and other transactions pursuant to the Company’s growth strategy; dependence on King’s compliance with FDA and other government regulations that relate to the Company’s business; dependence on King’s ability to conduct its webcast as currently planned on August 7, 2007; dependence on changes in general economic and business conditions; changes in current pricing levels; changes in federal and state laws and regulations; changes in competition; unexpected changes in technologies and technological advances; and manufacturing capacity constraints. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the “Risk Factors” section and other sections of King’s Form 10-K for the year ended December 31, 2006 and Form 10-Q for the quarter ended March 31, 2007, which are on file with the U.S. Securities and Exchange Commission. King does not undertake to publicly update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.

KING PHARMACEUTICALS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30,	December 31,
	2007	2006
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$54,705	$113,777
Investments in debt securities	867,998	890,185
Accounts receivable, net	261,057	263,939
Inventories	185,382	202,577
Deferred income tax assets	63,021	81,991
Income tax receivable	2,188	—
Prepaid expenses and other current assets	62,469	106,595
Current assets held for sale	15,602	14,409

Total current assets	1,512,422	1,673,473

Property, plant and equipment, net	241,937	244,382
Intangible assets, net	1,002,703	790,313
Goodwill	129,046	121,152
Deferred income tax assets	305,902	271,554
Marketable securities	11,237	11,578
Other assets	102,269	93,347
Assets held for sale	72,829	123,732

Total assets	$3,378,345	$3,329,531

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$70,188	$77,158
Accrued expenses	350,925	510,137
Income taxes payable	—	30,501

Total current liabilities	421,113	617,796

Long-term debt	400,000	400,000
Other liabilities	68,221	23,129

Total liabilities	889,334	1,040,925

Commitments and contingencies
Shareholders’ equity:
Common shares no par value, 600,000,000 shares authorized, 244,164,006 and 243,151,223 shares issued and outstanding, respectively	1,265,649	1,244,986
Retained earnings	1,223,077	1,043,902
Accumulated other comprehensive income	285	(282)

Total shareholders’ equity	2,489,011	2,288,606

Total liabilities and shareholders’ equity	$3,378,345	$3,329,531

KING PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
REVENUES:
Total revenues	$542,726	$499,645	$1,058,756	$983,880

OPERATING COSTS AND EXPENSES:
Cost of revenues , exclusive of depreciation, amortization and impairments shown below	121,685	107,048	233,139	199,452
Contract termination	3,845	—	3,845	—

Total cost of revenues	125,530	107,048	236,984	199,452

Selling, general and administrative, exclusive of co-promotion fees	127,316	105,640	248,526	207,715
Special legal and professional fees	(1,632)	1,486	(488)	4,465
Co-promotion fees	47,524	47,032	93,482	112,321

Total selling, general, and administrative expense	173,208	154,158	341,520	324,501

Depreciation and amortization	38,912	38,547	73,090	72,912
Accelerated depreciation	1,500	—	3,000	—
Research and development	37,355	34,630	69,626	64,512
Research and development-in-process upon acquisition	3,100	—	3,100	85,000
Asset impairments	74,810	279	74,810	279
Restructuring charges	—	(8)	460	(8)

Total operating costs and expenses	454,415	334,654	802,590	746,648

OPERATING INCOME	88,311	164,991	256,166	237,232
OTHER INCOME (EXPENSE):
Interest expense	(1,853)	(3,047)	(3,878)	(6,031)
Interest income	8,517	8,393	17,783	14,353
(Loss) gain on early extinguishment of debt	—	(313)	—	709
Other, net	278	(204)	(265)	(714)

Total other income	6,942	4,829	13,640	8,317

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	95,253	169,820	269,806	245,549
Income tax expense	30,394	59,017	88,893	83,911

INCOME FROM CONTINUING OPERATIONS	64,859	110,803	180,913	161,638

DISCONTINUED OPERATIONS
(Loss)/income from discontinued operations	(115)	157	(335)	(90)
Income tax (benefit) expense	(41)	57	(120)	(32)

Total (loss) income from discontinued operations	(74)	100	(215)	(58)

NET INCOME	$64,785	$110,903	$180,698	$161,580

Basic net income per common share	$0.27	$0.46	$0.74	$0.67

Diluted net income per common share	$0.26	$0.46	$0.74	$0.67

Shares used in basic net income per share	242,746	242,209	242,568	242,116
Shares used in diluted net income per share	244,550	242,755	244,110	242,668

KING PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
EXCLUDING SPECIAL ITEMS — NON GAAP
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
REVENUES:
Total revenues	$542,726	$499,645	$1,058,756	$983,880

OPERATING COSTS AND EXPENSES:
Cost of revenues , exclusive of depreciation and amortization	121,685	107,048	233,139	199,452

Selling, general and administrative, exclusive of co-promotion fees	127,316	105,640	248,526	207,715
Co-promotion fees	47,524	47,032	93,482	112,321

Total selling, general, and administrative expense	174,840	152,672	342,008	320,036

Depreciation and amortization	38,912	38,547	73,090	72,912
Research and development	37,355	34,630	69,626	64,512

Total operating costs and expenses	372,792	332,897	717,863	656,912

OPERATING INCOME	169,934	166,748	340,893	326,968
OTHER INCOME (EXPENSE):
Interest expense	(1,853)	(3,047)	(3,878)	(6,031)
Interest income	8,517	8,393	17,783	14,353
Other, net	278	(204)	(265)	(714)

Total other income	6,942	5,142	13,640	7,608

INCOME BEFORE INCOME TAXES	176,876	171,890	354,533	334,576
Income tax expense	59,390	59,803	119,049	116,260

NET INCOME	$117,486	$112,087	$235,484	$218,316

Basic net income per common share	$0.48	$0.46	$0.97	$0.90

Diluted net income per common share	$0.48	$0.46	$0.96	$0.90

Shares used in basic net income per share	242,746	242,209	242,568	242,116
Shares used in diluted net income per share	244,550	242,755	244,110	242,668

KING PHARMACEUTICALS, INC.
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share data)
The following tables reconcile Non-GAAP measures to amounts reported under GAAP:

	Three Months Ended June 30, 2007		Six Months Ended June 30, 2007
	(Unaudited)	EPS		EPS
Net income, excluding special items	$117,486		$235,484
Diluted income per common share, excluding special items		$0.48		$0.96
SPECIAL ITEMS:
Contract termination (cost of revenues)	(3,845)	(0.02)	(3,845)	(0.02)
Special legal and professional fees (selling, general, and administrative)	1,632	0.01	488	0.00
Accelerated depreciation (other operating costs and expenses)	(1,500)	(0.01)	(3,000)	(0.01)
Research and development-in-process upon acquisition (other operating costs and expenses)	(3,100)	(0.01)	(3,100)	(0.01)
Asset impairments (other operating costs and expenses)	(74,810)	(0.31)	(74,810)	(0.31)
Restructuring charges (other operating costs and expenses)	—	—	(460)	(0.00)
Loss from discontinued operations	(115)	(0.00)	(335)	(0.00)

Total special items before income taxes	(81,738)	(0.34)	(85,062)	(0.35)
Income tax benefit from special items	29,037	0.12	30,276	0.13

Net income	$64,785		$180,698

Diluted income per common share, as reported under GAAP		$0.26		$0.74

	Three Months Ended June 30, 2006		Six Months Ended June 30, 2006
	(Unaudited)	EPS		EPS
Net income, excluding special items	$112,087		$218,316
Diluted income per common share, excluding special items		$0.46		$0.90
SPECIAL ITEMS:
Special legal and professional fees (selling, general, and administrative)	(1,486)	0.00	(4,465)	(0.02)
Research and development-in-process upon acquisition (other operating costs and expenses)	—	—	(85,000)	(0.35)
Intangible asset impairment (other operating costs and expenses)	(279)	(0.00)	(279)	(0.00)
Restructuring charges (other operating costs and expenses)	8	0.00	8	0.00
(Loss) gain on early extinguishment of debt (other income (expense))	(313)	(0.00)	709	0.00
Income (loss) from discontinued operations	157	0.00	(90)	(0.00)

Total special items before income taxes	(1,913)	0.00	(89,117)	(0.37)
Income tax benefit from special items	729	0.00	32,381	0.14

Net income	$110,903		$161,580

Diluted income per common share, as reported under GAAP		$0.46		$0.67

KING PHARMACEUTICALS, INC.
SUMMARY RECONCILIATION OF SPECIAL ITEMS
FOR THE SECOND QUARTERS ENDED JUNE 30, 2007 AND 2006
King recorded special items during the second quarter ended June 30, 2007 resulting in a net charge of $82 million, or $53 million net of tax, primarily due to (i) an impairment charge totaling $46 million related to the Company’s classification of its Rochester, Michigan sterile manufacturing facility and certain legacy branded products as held for sale and (ii) an impairment charge totaling $29 million related to Intal® and Tilade® as a result of the Company’s decision to no longer pursue the development of a new formulation of Intal® utilizing hyrdroflouroalkane (HFA) as a propellant.
During the second quarter ended June 30, 2006, King recorded special items resulting in a net charge of $2 million, or $1 million net of tax, primarily due to legal fees related to private plaintiff securities litigation.

KING PHARMACEUTICALS, INC.
SUMMARY RECONCILIATION OF SPECIAL ITEMS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006
King recorded special items during the six months ended June 30, 2007 resulting in a net charge of $85 million, or $55 million net of tax, primarily due to (i) an impairment charge totaling $46 million related to the Company’s classification of its Rochester, Michigan sterile manufacturing facility and certain legacy branded products as held for sale and (ii) an impairment charge totaling $29 million related to Intal® and Tilade® as a result of the Company’s decision to no longer pursue the development of a new formulation of Intal® utilizing HFA as a propellant.
King recorded special items during the six months ended June 30, 2006 resulting in a net charge of $89 million, or $57 million net of tax, primarily due to an $85 million charge related to acquired in-process research and development associated with King’s entry into a strategic collaboration with Arrow and certain of its affiliates to commercialize novel formulations of Altace®.

EXECUTIVE OFFICES
KING PHARMACEUTICALS, INC.
501 FIFTH STREET, BRISTOL, TENNESSEE 37620